CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation and use in this Registration Statement of Vitacig Inc. on Form S-1 of our audit report dated August 20, 2014 relating to the accompanying balance sheet as of April 30, 2014 and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (January 22, 2014) through April 30, 2014, which appears in such Registration Statement.

Additionally, we hereby consent to the incorporation and use in this Registration Statement of Vitacig Inc. on Form S-1 of our review report (unaudited) dated September 19, 2014 relating to the accompanying balance sheet as of July 31, 2014 and the related statements of operations, stockholders’ equity, and cash flows for the period from May 1, 2014 through July 31, 2014, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC

Henderson, NV

October 15, 2014